   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 2001

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            JDS UNIPHASE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             3674                            94-2579683
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                            JDS UNIPHASE CORPORATION
                             210 BAYPOINTE PARKWAY
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 434-1800
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                           MICHAEL C. PHILLIPS, ESQ.
                SENIOR VICE PRESIDENT, BUSINESS DEVELOPMENT AND
                                GENERAL COUNSEL
                            JDS UNIPHASE CORPORATION
                             210 BAYPOINTE PARKWAY
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 434-1800
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                WITH COPIES TO:

            JOHN W. CAMPBELL, III, ESQ.                           ALISON S. RESSLER, ESQ.
              P. RUPERT RUSSELL, ESQ.                               SULLIVAN & CROMWELL
              MORRISON & FOERSTER LLP                             1888 CENTURY PARK EAST
                 425 MARKET STREET                          LOS ANGELES, CALIFORNIA 90067-1725
       SAN FRANCISCO, CALIFORNIA 94105-2482                           (310) 712-6600
                  (415) 268-7000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
               Upon consummation of the merger described herein.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. [X] Registration No. 333-45300

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
         TITLE OF EACH                                    PROPOSED MAXIMUM      PROPOSED MAXIMUM
      CLASS OF SECURITIES             AMOUNT TO BE         OFFERING PRICE          AGGREGATE             AMOUNT OF
        TO BE REGISTERED             REGISTERED(1)          PER SHARE(2)       OFFERING PRICE(2)    REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------------
Common Stock $0.001 par value...       2,527,532               $43.88             $110,908,104            $27,727
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) Based upon the number of shares of common stock, $0.001 par value per share, of JDS Uniphase Corporation, that may be issued pursuant to the merger, calculated as the product of (a) 665,140, the aggregate number of shares of SDL, Inc.'s common stock, $0.001 par value per share, issuable pursuant to outstanding options prior to the date the merger is expected to be consummated and (b) an exchange ratio of 3.8 shares of JDS Uniphase common stock for each share of SDL's common stock.

(2) Estimated solely for purposes of calculating the registration fee of $27,727 required by the Securities Act of 1933, as amended, for an additional 2,527,532 shares of JDS Uniphase common stock, and computed pursuant to Rules 457(f) and (c) under the Securities Act based on $43.88, the average of the high and low per share prices of common stock of SDL on The Nasdaq National Market on February 9, 2001. On or about each of September 7, 2000 and November 17, 2000, the Registrant paid registration fees equal to $9,100,320 and $1,927 respectively, for the original 342,022,800 shares of common stock registered on the Registration Statement on S-4 filed on September 7, 2000 and Amendment No. 1 thereto filed on November 17, 2000 (Registration No. 333-45300).
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     Registrant registered 342,022,800 shares of its common stock on Form S-4, as amended (Registration No. 333-45300), to be issued pursuant to the Agreement and Plan of Merger, dated as of July 9, 2000, by and among Registrant, K2 Acquisition, Inc. ("K2"), a wholly owned subsidiary of Registrant, and SDL, Inc. ("SDL"). Under the merger agreement, K2 will merge with and into SDL and SDL will survive the merger as a wholly owned subsidiary of Registrant. Such Registration Statement was declared effective on November 17, 2000 and the contents of such earlier Registration Statement are hereby incorporated herein by reference. After the registration of the 342,022,800 shares to be issued in the merger was declared effective by the SEC, an additional 2,527,532 shares of Registrant's common stock became issuable pursuant to 665,140 options under SDL's employee stock option plans which became exercisable between the date of effectiveness of Registrant's Form S-4 (Registration No. 333-45300) and the date the merger is expected to be consummated.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, California on February 12, 2001.

                                          JDS Uniphase Corporation

                                          By:    /s/ JOZEF STRAUS, PH.D.
                                            ------------------------------------
                                                    Jozef Straus, Ph.D.
                                                Chief Executive Officer and
                                                  Co-Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on February 12, 2001.

                      SIGNATURE                                       TITLE
                      ---------                                       -----
               /s/ JOZEF STRAUS, PH.D.                     Chief Executive Officer and
-----------------------------------------------------      Co-Chairman of the Board of
                 Jozef Straus, Ph.D.                                Directors
                                                          (Principal Executive Officer)

                          *                                Co-Chairman of the Board of
-----------------------------------------------------               Directors
                  Martin A. Kaplan

                /s/ ANTHONY R. MULLER                       Executive Vice President,
-----------------------------------------------------      Chief Financial Officer and
                  Anthony R. Muller                                 Secretary
                                                       (Principal Financial and Accounting
                                                                     Officer)

                          *                                          Director
-----------------------------------------------------
                    Bruce D. Day

                          *                                          Director
-----------------------------------------------------
                 Peter A. Guglielmi

                          *                                          Director
-----------------------------------------------------
                   Robert E. Enos

                          *                                          Director
-----------------------------------------------------
                 John A. MacNaughton

                          *                                          Director
-----------------------------------------------------
                Wilson Sibbett, Ph.D.

                          *                                          Director
-----------------------------------------------------
                Casimir S. Skrzypczak

                      SIGNATURE                                       TITLE
                      ---------                                       -----
                          *                                          Director
-----------------------------------------------------
                 William J. Sinclair

                          *                                          Director
-----------------------------------------------------
                  Donald J. Listwin

             *By: /s/ ANTHONY R. MULLER
  -------------------------------------------------
                  Anthony R. Muller
                  Attorney-in-Fact

Appointed to act as attorney-in-fact with respect to
  any Rule 462(b) Registration Statement relating to
   the registration of additional securities by the
       Registrant for the offering reflected by Registrant's Registration Statement on Form S-4
        (Registration Statement No. 333-45300).

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
  5.1      Opinion of Morrison & Foerster LLP, together with consent.
 23.1      Consent of Ernst & Young LLP, independent auditors.
 23.2      Consent of Ernst & Young LLP, independent auditors.
 23.3      Consent of Arthur Andersen, independent auditors.
 23.4      Consent of Arthur Andersen, independent auditors.
 23.5      Consent of Deloitte & Touche LLP, independent auditors.
 23.6      Consent of PricewaterhouseCoopers LLP, independent
           accountants.
 23.7      Consent of KPMG LLP, independent auditors.
 23.8      Consent of Deloitte & Touche LLP, independent auditors.
 23.9      Consent of Grant Thornton LLP, independent certified public accountants.
 23.10     Consent of Morrison & Foerster LLP (included as part of its opinion filed as Exhibit 5.1).
 24.1*     Power of Attorney (See Page II-5 of Registrant's
           Registration Statement on Form S-4 filed on September 7,
           2000).

---------------
* Previously filed.